Exhibit 10.1
EXECUTION COPY

AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of March 31, 2020 (this “Agreement”), is entered into by and among SSE Holdings, LLC, a Delaware limited liability company (the “Company”), and its Majority Members, identified on the signature pages hereto. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Third A&R LLC Agreement (as defined herein).

WHEREAS, the Company and its Members entered into a Third Amended and Restated Limited Liability Company Agreement, dated as of February 4, 2015 (together with all schedules, exhibits and annexes thereto, as amended by Amendment No. 1, dated as of March 7, 2016, but effective as of February 4, 2015, and Amendment No. 2, dated and effective as of February 6, 2017, and as may be further amended, the “Third A&R LLC Agreement”).

WHEREAS, the Company and the Majority Members desire to amend the Third A&R LLC Agreement.

NOW, THEREFORE, the Company and the Majority Members agree as follows:

A.Section 4.01(b) is hereby amended in its entirety as follows (with emphasis on the amended provisions):

“Section 4.01. Distributions.

(b) Tax Distributions

(i)On or about each date (a “Tax Distribution Date”) that is five
(5) Business Days prior to each due date for the U.S. federal income tax return of an individual calendar year taxpayer (taking into account any due date that results from the postponement by the Internal Revenue Service (the “IRS”) of any filing deadline, but without regard to any due date that results from the IRS’ granting of a filing extension at the request of the individual taxpayer) (or, if earlier, the due date for the U.S. federal income tax return of the Corporation, as determined by taking into account any due date that results from the IRS’ postponement of any filing deadline, but without regard to any due date that results from the IRS’ granting of a filing extension at the request of the Corporation), the Company shall be required to make a Distribution to each Member of cash in an amount equal to the excess of such Member’s Assumed Tax Liability, if any, for such taxable period less (A) any Distributions previously made to such Member pursuant to this Section 4.01(b) with respect to such taxable period; (B) any payments previously made by the Company on behalf of such Member to any taxing authorities (e.g., non- resident withholding, composite tax payments, etc.); and (C) any adjustment deemed necessary by the Company to incorporate any revisions for the use of estimated versus actual taxable income of the Company, as determined for federal income tax purposes, when calculating the Assumed Tax Liability of such Member for any prior taxable periods (the “Tax Distributions”). For the avoidance of doubt, any Tax Distribution with respect to a Member under this Section 4.01(b) is to be considered an advance of a Distribution under Section 4.01(a).

(ii) To the extent a Member’s Assumed Tax Liability is less than the product of (A) the Member’s Percentage Interest, as of the Tax Distribution Date, multiplied by (B) the aggregate Tax Distribution (with respect to that tax period), the Tax Distributions to such Member shall be increased (such increase, the “Gross-Up Tax Distribution”) to ensure that all Distributions made pursuant to this Section 4.01(b) are made pro rata in accordance with such Member’s Percentage Interest. For the avoidance of doubt, Gross-Up Tax Distributions shall only be made to those Members whose Assumed Tax Liability is less than the product of the Member’s Percentage Interest as of the Tax Distribution Date multiplied by the aggregate Tax Distribution (with respect to that taxable period).

(iii)  If, on a Tax Distribution Date, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Members to the extent of available funds in accordance with their Percentage Interests, and the Company shall make future Tax Distributions as soon as funds become available sufficient to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled. Any such future Tax Distributions shall be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant taxable years sufficient to cover such remaining portion.

(iv) In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Member’s Assumed Tax Liability for any taxable year, or in the event the Company files an amended tax return, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant taxable years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant taxable years sufficient to cover such shortfall.

(v)  Notwithstanding the foregoing, Distributions pursuant to this Section 4.01(b), if any, shall be made to a Member only to the extent all previous Distributions to such Member pursuant to Section 4.01(a) with respect to the Fiscal Year are less than the Distributions such Member otherwise would have been entitled to receive with respect to such Fiscal Year pursuant to this Section 4.01(b).

B. Section 9.01 is hereby amended in its entirety as follows (with emphasis on the   amended provisions):

“Section 9.01. Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. Each Fiscal Year, on or about each date that is fifteen (15) Business Days prior to each due date for the U.S. federal income tax return of an individual calendar year taxpayer (taking into account any due date that results from the IRS’ postponement of any filing deadline, but without regard to any due date that results from the IRS’ granting of a filing extension at the request of the individual taxpayer) (or, if earlier, the due date for the U.S. federal income tax return of the Corporation, as determined by taking into account any due date that results from the IRS’ postponement of any filing deadline, but without regard to any due date that results from the IRS’ granting of a filing extension at the request of the Corporation), the Company shall provide to each Person who was a Member at any time during such Fiscal Year an estimate of such Member’s state tax apportionment and allocations of taxable income, gains, losses, deductions and credits of the Company for such Fiscal Year. No later than, forty-five (45) days prior to the ultimate tax return filing deadline for the prior Fiscal Year, taking into any IRS postponements and extensions granted, ~~July 31st of each Fiscal Year~~, the Company shall provide to each Person who was a Member at any time during such Fiscal Year such Person’s final state tax apportionment information and allocations of taxable income, gains, losses, deductions and credits for such Fiscal Year and a completed IRS Schedule K-1. Each Member shall notify the Company upon receipt of any notice of tax examination of the Company by federal, state or local authorities. Subject to the terms and conditions of this Agreement, in its capacity as Tax Matters Partner, the Corporation shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including without limitation the use of any permissible method under Section 706 of the Code for purposes of determining the varying Company Interests of its Members.”

C. As hereby amended by this Amendment, the Third A&R LLC Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to Third Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY

SSE HOLDINGS, LLC

/s/ Randy Garutti
Name: Randy Garutti
Title: Chief Executive Officer

MAJORITY MEMBERS

SHAKE SHACK INC.

/s/ Randy Guarutti
Name: Randy Garutti
Title: Chief Executive Officer

DANIEL H. MEYER 2012 GIFT TRUST U/A/D 10/31/12

/s/ Mike McQuinn
Name: Mike McQuinn, not individually but solely as Co-Trustee
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